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                                                                  Exhibit 8.1

                                   May 29, 1996







     Re:  Financial Asset Securities Corp.
          Registration Statement on Form S-3 (No. 333-1548)
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Ladies and Gentlemen:

     We have acted as special federal tax counsel to Financial Asset Securities Corp., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"), to be issued from time to time in one or more series. Each series of Securities will be issued by a trust to be formed with respect to such series (each, a "Trust"). The property of each Trust will include motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. Each Trust will be formed, and each series of Certificates will be issued, pursuant to a Trust Agreement to be entered into among the Registrant, an affiliate of the Registrant, and a trustee to be specified in the prospectus supplement for such series of Certificates. Each series of Notes will be issued pursuant to an Indenture between the Registrant and a separate trustee to be specified in the prospectus supplement for such series of Notes. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary of Terms -- Tax Considerations" and "Certain Material Federal Income Tax Consequences" in the Prospectus relating to the Securities, all a part of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of the Securities under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

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Furthermore, we hereby confirm that, as specified in the Prospectus, we will provide an opinion to the Trust specified in the related prospectus supplement that (i) with respect to a Trust as to which a partnership election is made or which issues no classes of Certificates, the Trust will not be classified as an association taxable as a corporation or a publicly traded partnership taxable as a corporation, (ii) with respect to a Trust as to which no partnership election is made, and which does not issue one or more classes of Certificates treated as debt for federal income tax purposes, the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under Internal Revenue Code of 1986, as amended, (iii) with respect to a Trust which issues one or more classes of Certificates treated as debt for Federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or a publicly traded partnership taxable as a corporation and, unless otherwise specified in the related prospectus supplement, the Certificates will be classified as debt for federal income tax purposes, and
(iv) unless otherwise specified in the related prospectus supplement, the Notes will be classified as debt for federal income tax purposes.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the headings "Summary of Terms -- Tax Considerations" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   /s/ Brown & Wood

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